As filed with the Securities and Exchange Commission on December 30, 2005

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Kentucky	61-1168311
(State of incorporation)	(IRS Employer Identification No.)

2323 Ring Road

Elizabethtown, Kentucky  42701

(Address of principal executive offices)

FIRST FINANCIAL SERVICE CORPORATION EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

B. Keith Johnson

President and CEO

FIRST FINANCIAL SERVICE CORPORATION

2323 Ring Road

Elizabethtown, Kentucky 42701-5006

(270) 765-2131

(Name and Address of agent for service)

With copy to:

Alan K. MacDonald

FROST BROWN TODD LLC

400 West Market Street, 32nd Floor

Louisville, Kentucky 40202-3363

(502) 589-5400

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.00 par value per share.	100,000 shares	$28.97	$2,897,000	$310.00

(1)  The number represents the number of shares authorized to be issued under the Employee Stock Purchase Plan (the “Plan”).  This registration statement shall also cover any additional Common Shares which shall become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Common Shares.

(2)  This estimate is made solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended.  The price per share and the aggregate offering price are calculated on the basis of the average of the high and low sales prices of Registrant’s Common Shares as reported on the Nasdaq National Market, which was $28.97 on December 27, 2005.

EXPLANATION STATEMENT

This Registration Statement on Form S-8 is being filed by First Financial Service Corporation (the “Corporation”) to register 100,000 shares (the “Shares”) of the Corporation’s common stock, $1.00 par value per share, subject to issuance under the Corporation’s 2005 Employee Stock Purchase Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 425 of the Securities Act.  These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

All documents subsequently filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by First Financial Service Corporation of Kentucky (the “Corporation”) with the Securities and Exchange Commission (the “Commission”):

•                                          the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•                                          the Corporation’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2005;

•                                          the description of the Corporation’s Common Stock on pages 25-37 of Amendment No. 1 to S-4 Registration Statement (Reg. No. 33-30582); and

•                                          the description of the Corporation’s shareholder rights agreement included in the Corporation’s Current Report on Form 8-K filed April 17, 2003.

 Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Article XVIII of the Articles of Incorporation of the Corporation provides that directors of the Corporation will be indemnified against expenses actually and reasonably incurred by them in connection with a claim or proceeding asserted because the person is or was a director.  Officers, employees or agents may be indemnified to the same extent as directors.  The text of Article XVIII is as follows:

ARTICLE XVIII

Indemnification

(a)                                  Except as provided in subsection (b) hereof, the Corporation shall indemnify a director who is made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (“proceeding”), because he is or was a director against liability incurred in such proceeding if he conducted himself in good faith and he reasonably believed, (i) in the case of conduct in his official capacity with the Corporation, that his conduct was in the Corporation’s best interest and in all other cases, that his conduct was at least not opposed to its best interests; and (ii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

The Corporation shall further indemnify any director and any officer who is not a director who was wholly successful, on the merits or otherwise, in the defense of any proceedings to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

(b)                                 The Corporation shall not indemnify a director in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(c)                                  The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection (a) hereof, (2) he provides the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification, and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article XVIII.

(d)                                 The Corporation may not indemnify a director hereunder unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard set forth in subsection (a) hereof.  The determination shall be made:

(1)                                  By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2)                                  If a quorum cannot be obtained under (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(3)                                  By independent special legal counsel;

(A)                              Selected by the board of directors or its committee in the manner prescribed in paragraphs (1) or (2) of this subsection (d); or

(B)                                If a quorum of the board of directors cannot be obtained under paragraph (1) and a committee cannot be designated under paragraph (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

(4)                                  By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(e)                                  Authorization of indemnification and evaluation that indemnification is permissible shall be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (3) of subsection (d) hereof to select counsel.

(f)                                    The Corporation may indemnify and advance expenses to an officer, employee or agent of the Corporation who is not a director to the same extent as a director hereunder.

(g)                                 The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, which a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability hereunder.

Generally, under KRS 271B.8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) he conducted himself in good faith, and (b) he reasonably believed: in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

A corporation may not indemnify a director: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Item 7.  Exemption From Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.

4.1	Articles of Incorporation of the Registrant incorporated by reference to the Corporation’s Form S-4 Registration Statement (File No. 33-30582).

4.2	Bylaws of the Registrant incorporated by reference to Exhibit 3 (b) and 4 (b) to the Corporation’s Form 10-K dated March 16, 2005.

4.3	Rights Agreement, dated as of April 15, 2003 incorporated by reference to Exhibit 4 and 10 to Form 8-K dated April 17, 2003.

5	Opinion of Frost Brown Todd LLC.

23.1	Consent of Frost Brown Todd LLC (contained in Exhibit 5)

23.2	Consent of Crowe Chizek and Company LLC, an independent registered public accounting firm (filed herewith).

24.1	Power of Attorney (included on Signature Page).

99	First Financial Corporation Employee Stock Purchase Plan.

Item 9.  Undertakings.

(a)          The undersigned Corporation hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Corporation pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee stock purchase plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Elizabethtown, Commonwealth of Kentucky, on this 20th day of December, 2005.

FIRST FINANCIAL SERVICE CORPORATION
(Registrant)

By:	/s/ B. Keith Johnson
B. Keith Johnson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints B. Keith Johnson and Gregory S. Schreacke, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to said Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

By:	/s/ B. Keith Johnson	Chief Executive Officer and Director	December 20, 2005
	B. Keith Johnson	(principal executive officer)

By:	/s/ Gregory S. Schreacke	Chief Financial Officer	December 20, 2005
	Gregory S. Schreacke	(principal financial and accounting officer)

By:	/s/ Robert M. Brown	Director	December 20, 2005
Robert M. Brown

By:	/s/ Wreno M. Hall	Director	December 20, 2005
Wreno M. Hall

By:	/s/ Walter D. Huddleston	Director	December 20, 2005
Walter D. Huddleston

By:	/s/ Diane E. Logsdon	Director	December 20, 2005
Diane E. Logsdon

By:	/s/ J. Stephen Mouser	Director	December 20, 2005
J. Stephen Mouser

By:	/s/ John L. Newcomb, Jr.	Director	December 20, 2005
John L. Newcomb, Jr.

By:		Director	December , 2005
Gail L. Schomp

By:	/s/ J. Alton Rider	Director	December 20, 2005
J. Alton Rider

By:		Director	December , 2005
Donald Scheer

By:	/s/ Michael L. Thomas	Director	December 20, 2005
Michael L. Thomas

EXHIBIT INDEX

Exhibit No.

4.1	Articles of Incorporation of the Registrant incorporated by reference to the Corporation’s Form S-4 Registration Statement (File No. 33-30582).

4.2	Bylaws of the Registrant incorporated by reference to Exhibit 3 (b) and 4 (b) to the Corporation’s Form 10-K dated March 16, 2005.

4.3	Rights Agreement, dated as of April 15, 2003 incorporated by reference to Exhibit 4 and 10 to Form 8-K dated April 17, 2003.

5	Opinion of Frost Brown Todd LLC.

23.1	Consent of Frost Brown Todd LLC (contained in Exhibit 5)

23.2	Consent of Crowe Chizek and Company LLC, an independent registered public accounting firm (filed herewith).

24	Powers of Attorney are included on signature page of this Registration Statement

99	First Financial Corporation Employee Stock Purchase Plan.